Exhibit 24.2

WFN CREDIT COMPANY, LLC

ASSISTANT SECRETARY’S CERTIFICATE

April 2, 2025

The undersigned hereby certifies that she is the duly elected, qualified and acting Assistant Secretary of WFN Credit Company, LLC, a Delaware limited liability company (the “Company”), and that the attached resolutions are a true and correct copy of the resolutions duly adopted by unanimous written consent of the Board of Directors of the Company as of April 2, 2025, which resolutions have not been amended, modified or superseded and are in full force and effect as of the date hereof.

WFN CREDIT COMPANY, LLC

By:	/s/ Emily Little
Name: Emily Little
Title: Assistant Secretary

I, Wai Chung, Director and Treasurer of the Company, do hereby certify that Emily Little is a duly elected and qualified Assistant Secretary of the Company, and that signature above is such person’s authentic signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of April 2, 2025.

WFN CREDIT COMPANY, LLC

By	/s/ Wai Chung
Name: Wai Chung
Title: Director and Treasurer

WFN Credit Company, LLC

Certified Resolutions

NOW, THEREFORE BE IT RESOLVED, that the officers appointed by the Board as officers of the Company (the “Authorized Officers”) are hereby authorized and empowered on behalf of the Company and in its name to prepare, execute and file, or to cause World Financial Network Credit Card Master Note Trust to prepare, execute and file, with the Securities and Exchange Commission (the “SEC”) (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by an Authorized Officer, of asset-backed notes and/or collateral certificates and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with a related prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be filed with the SEC with respect to the registration of the Notes under the Securities Act (such registration statement, the “New Shelf Registration Statement”) and (ii) any and all documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form SEs or letters or agreements, related to the asset-backed securities issued in connection with the New Shelf Registration Statement (collectively, the “Registration Transaction”), and to take any and all other action that any such Authorized Officer shall deem necessary or advisable to effect the New Shelf Registration Statement, in each case having the terms and conditions as the Authorized Officers executing the same shall deem to be necessary and appropriate and in the best interests of the Company and representing a prudent course of action;

RESOLVED FURTHER, that, effective as of the date hereof, Baron Schlachter be affirmed as the Principal Executive Officer of the Company and Brigette Vinton be affirmed as the Principal Financial Officer and the Principal Accounting Officer of the Company;

RESOLVED FURTHER, that the Authorized Officers be, and each of them is, further authorized (i) to take, or cause or authorize to be taken, any and all action which each such officer may deem necessary or appropriate in connection with the foregoing resolutions, and (ii) to execute and deliver such other agreements, certificates, instruments, notices and documents as may be required or as such Authorized Officer may deem necessary, advisable or proper in order to consummate the Registration Transaction and fulfill the purposes contemplated by the foregoing resolutions, all such actions to be performed in the manner, and all such agreements, certificates, instruments, notices and documents to be executed and delivered in such form, as the Authorized Officer performing or executing the same shall approve, the performance or execution thereof by such Authorized Officer to be conclusive evidence of the approval thereof by such Authorized Officer and by all of the Authorized Officers of the Company; and

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Shelf Registration Statement and it is hereby provided that each Director and each of the Authorized Officers of the Company are authorized, but not required, to sign the New Shelf Registration Statement and each Director and each Authorized Officer of the Company signing the New Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Shelf Registration Statement.

WFN Credit Company, LLC

Certified Resolutions